EXECUTION VERSION

FIRST AMENDMENT TO
AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Amendment”), is made as of October 20, 2015, by and among SB Financing Trust Owner LLC, as the borrower representative (the “Borrower Representative”), 2013-A Property Holdings LLC ("2013-A Property Holdings"), 2013B Property Owner LLC ("2013B Property Owner"), 2015B Property Owner LLC ("2015B Property Owner"), and SBY Finance TRS LLC ("SBY Finance TRS"), THPI Acquisition Holdings LLC (“THPI”), Provident Residential Real Estate Fund LLC (“Provident”), 2012-B PROPERTY HOLDINGS LLC (“2012-B Property Holdings”), 2012-C PROPERTY HOLDINGS LLC (“2012-C Property Holdings”), Desert Chill LLC (“Desert Chill”), Polar Cactus LLC (“Polar Cactus”), Polar Cactus II LLC (“Polar Cactus II”), Polar Cactus III LLC (“Polar Cactus III”), Resi II LLC (“Resi II”), and Arctic Citrus LLC (“Arctic Citrus” and together with 2012-B Property Holdings, 2012-C Property Holdings, Desert Chill, Polar Cactus, Polar Cactus II, Polar Cactus III, Resi II, THPI, Provident, 2013-A Property Holdings, 2013B Property Owner, 2015B Property Owner and SBY Finance TRS, the "Borrowers"), Silver Bay Operating Partnership L.P., a Delaware limited partnership, as the master property manager (the “Master Property Manager”), Bank of America, National Association, as Joint Lead Arranger, as a Lender and as agent for each Lender (in such capacity, the “Agent”), JPMorgan Chase Bank, National Association, as Joint Lead Arranger and a Lender and each Lender party thereto from time to time (the “Lenders”).
WHEREAS, the parties hereto have entered into that certain Amended and Restated Revolving Credit Agreement, dated as of February 18, 2015 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Master Property Manager, the Borrower Representative, U.S. Bank National Association, as Calculation Agent and as Paying Agent, the Agent and Lenders; and
WHEREAS, the Borrowers and the Borrower Representative have requested that the Lenders amend the Credit Agreement; and
WHEREAS, the Agent and Lenders are willing to agree to amend the Credit Agreement, subject to the terms and conditions set forth in this Amendment.
NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement, as amended hereby.

2.Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:
a.Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "LIBOR" in its entirety and replacing it with the following:
LIBOR: With respect to each day on which any Advance is outstanding (or if such day is not a Business Day, the next succeeding Business Day) and determined daily by the Agent, the greater of (i) zero percent (0%) and (ii) the offered rate for three-month U.S. dollar deposits, as the applicable rate appears on Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on second Business Day before such date (rounded up to the nearest whole multiple of 1/100%); provided that if the applicable rate does not appear on Reuters Screen LIBOR01 Page, the rate for such date will be based upon the offered rates of the reference banks selected by the Agent for U.S. dollar deposits as of 11:00 a.m. (London time) on second Business Day before such date. In such event, Agent will request the principal London office of each of at least three reference banks selected by Agent to provide a quotation of its rate. If on such date, two or more of such reference banks provide such offered quotations, LIBOR shall be the arithmetic mean of all such offered quotations (rounded to the nearest whole multiple of 1/100%). If on such date, fewer than two of such reference banks provide such offered quotations, LIBOR shall be the higher of (i) LIBOR as determined on the immediately preceding day that LIBOR is available and (ii) the Reserve Interest Rate. Upon determination of LIBOR by the Agent in accordance with the forgoing, the Agent shall communicate LIBOR to the Paying Agent.
b.Section 2.4(b) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(b)    Unless otherwise provided herein, interest and fees payable under this Agreement shall be computed on the basis of a 360 day year and the actual number of days in the related Interest Accrual Period. In computing interest on the Advances Outstanding on each day, interest shall accrue on the Advances Outstanding at the opening of business on such day; provided that no interest shall accrue on the amount of any principal payment on the date on which such principal payment is made.
3.Representations, Warranties, Covenants and Acknowledgments. To induce the Agent and the Lenders to enter into this Amendment, each Borrower and the Borrower Representative does hereby:
a.represent and warrant that, after giving effect to this Amendment, (i) as of the date hereof, all of the representations and warranties contained in the Loan Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; (ii) as of the date hereof, no Default or Event of Default has occurred and is continuing under the Credit Agreement or any other Loan Document; (iii) such Person has the power and is duly authorized to enter into, deliver and perform this Amendment; (iv) this Amendment is the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability; and (v) the execution, delivery and performance of this Amendment does not conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material Contractual Obligation of any such Person; and
b.reaffirm each of the agreements, covenants and undertakings set forth in the Credit Agreement and each and every other Loan Document executed in connection therewith or pursuant thereto, in each case, as amended by the terms of this Amendment; and
c.acknowledge and agree that, after giving effect to this Amendment, no right of offset, defense, recoupment, counterclaim, claim, causes of action or objection in favor of such Person against the Agent or any Lender exists as of the date hereof arising out of or with respect to (i) this Amendment, the Credit Agreement or any of the other Loan Documents or (ii) any other documents now or heretofore evidencing, securing or in any way relating to the foregoing; and
d.further acknowledge and agree that (i) except as expressly set forth herein, this Amendment is not intended, and should not be construed, as an amendment of, or any kind of waiver or consent related to, the Credit Agreement or the other Loan Documents; (ii) this Amendment shall not represent an amendment, consent or waiver related to any future actions of any Borrower, the Borrower Representative or the Master Property Manager; (iii) except as expressly set forth herein, the Agent and each Lender reserves all of their respective rights pursuant to the Credit Agreement and all other Loan Documents; and (iv) the amendments contained herein do not and shall not create (nor shall any Borrower or the Borrower Representative rely upon the existence of or claim or assert that there exists) any obligation of the Agent or the Lenders to consider or agree to any future waiver, consent or amendment and, in the event the Agent or the Lenders subsequently agree to consider any future waivers, consents or amendments, neither the amendments contained herein nor any other conduct of the Agent or any Lender shall be of any force or effect on the Agent’s or any Lender’s consideration or decision with respect to any such requested waiver, consent or amendment and neither the Agent nor any Lender shall have any further obligation whatsoever to consider or agree to future amendment, waiver, consent or agreement, and
e.further acknowledge and agree that this Amendment shall be deemed a Loan Document for all purposes.

4.Conditions to Effectiveness. The effectiveness of this Amendment is subject to the following conditions precedent:
a.Delivery of Documents. The parties hereto shall have delivered to the Agent executed counterparts of this Amendment.
b.Expenses. The Borrowers shall have paid, to the extent invoiced on or before the date hereof, to the Agent and the other Lenders all reasonable costs and expenses of the Agent and such Lenders in connection with the preparation, execution and delivery of this Amendment and all other related documents.
5.Effect; Relationship of Parties.
a.Except as expressly amended hereby, the Credit Agreement and each other Loan Document shall be and remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligations of each Borrower, the Borrower Representative and the Master Property Manager to the Agent and Lenders. On and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.
b.The relationship of the Agent and Lenders, on the one hand, and each Borrower, on the other hand, has been and shall continue to be, at all times, that of creditor and debtor and not as joint venturers or partners. Nothing contained in this Amendment, any instrument, document or agreement delivered in connection herewith or in the Credit Agreement or any of the other Loan Documents shall be deemed or construed to create a fiduciary relationship between or among the parties.
6.Miscellaneous. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment via facsimile or electronic mail shall also deliver a manually executed original to the Agent or its counsel, but the failure to do so does not affect the validity, enforceability or binding effect of this Amendment. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law) thereof. This Amendment embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written negotiations, agreements and understandings of the parties with respect to the subject matter hereof.
[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.

SB FINANCING TRUST OWNER LLC, a Delaware limited liability company, as the Borrower Representative

By:    /s/Christine Battist
Name: Christine Battist
Title: Chief Financial Officer

THPI ACQUISITION HOLDINGS LLC,
PROVIDENT RESIDENTIAL REAL ESTATE FUND LLC,
2012-B PROPERTY HOLDINGS LLC,
2012-C PROPERTY HOLDINGS LLC,
DESERT CHILL LLC,
POLAR CACTUS LLC,
POLAR CACTUS II LLC,
POLAR CACTUS III LLC,
RESI II LLC,
ARCTIC CITRUS LLC,
2013-A PROPERTY HOLDINGS LLC,
2013B PROPERTY OWNER LLC,
2015B PROPERTY OWNER LLC, and
SBY FINANCE TRS LLC,
each a Delaware limited liability company,
each as a Borrower
By:    SB Financing Trust Owner LLC,
    a Delaware limited liability company,
    Manager
By:    /s/Christine Battist
Name: Christine Battist
Title: Chief Financial Officer

SILVER BAY OPERATING PARTNERSHIP L.P., a Delaware limited partnership, as Master Property Manager,
By:    Silver Bay Management LLC, a Delaware limited liability company, its general partner
By:    Silver Bay Realty Trust Corp., a Maryland corporation its sole member

By:    /s/Christine Battist
Name: Christine Battist
Title: Chief Financial Officer

BANK OF AMERICA, NATIONAL ASSOCIATION, as a Lender and the Agent
By:    /s/Eileen Albus
Name: Eileen Albus
Title: Director

JPMORGAN CHASE BANK, N.A., as a Lender
By:    /s/Raj Kothari
Name: Raj Kothari
Title: Executive Director

ACKNOWLEDGED AND ACCEPTED,
as of the date above first written:
SB FINANCING TRUST OWNER LLC,
a Delaware limited liability company,
as Guarantor
By: /s/Christine Battist
Name: Christine Battist
Title: Chief Financial Officer

SB FINANCING TRUST,
a Delaware Statutory Trust,
as Guarantor

By:	SB Financing Trust Owner LLC, a Delaware limited liability company, its Administrator
By: /s/Christine Battist
Name: Christine Battist
Title: Chief Financial Officer

SILVER BAY OPERATING PARTNERSHIP L.P.,
a Delaware limited partnership,
as Guarantor

By:	Silver Bay Management LLC, a Delaware limited liability company, its general partner

By:	Silver Bay Realty Trust Corp., a Maryland corporation its sole member
By: /s/Christine Battist
Name: Christine Battist
Title: Chief Financial Officer

SILVER BAY REALTY TRUST CORP.,
a Maryland corporation,
as Guarantor

By: /s/Christine Battist
Name: Christine Battist
Title: Chief Financial Officer